Exhibit 5.2

HUNTON ANDREWS KURTH LLP FILE NO: 058036.0000021

MAY 13, 2021

Insmed Incorporated
700 US Highway 202/206
Bridgewater, New Jersey 08807

Insmed Incorporated
Public Offering of 0.75% Convertible Senior Notes due 2028

Ladies and Gentlemen:

We have acted as Virginia counsel to Insmed Incorporated, a Virginia corporation (the “Company”), in connection with the Company’s issuance and sale of $575,000,000 aggregate principal amount of its 0.75% Convertible Senior Notes due 2028 (the “Notes”), convertible into shares of the Company’s common stock, par value $0.01 per share (the “Conversion Shares”), pursuant to (i) the Registration Statement on Form S-3 (File No. 333-238560) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 21, 2020 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the prospectus, dated May 21, 2020, contained in the Registration Statement and the prospectus supplement thereto, dated May 10, 2021 (collectively, the “Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, (iv) the Prospectus, (v) the Underwriting Agreement, dated as of May 10, 2021 (the “Underwriting Agreement”), among the Company, J.P. Morgan Securities LLC, SVB Leerink LLC and the several underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement, for whom J.P. Morgan Securities LLC and SVB Leerink LLC are acting as managers, (vi) the Indenture, dated as of January 26, 2018, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of May 13, 2021, by and between the Company and the Trustee (as supplemented, the “Indenture”), (vii) the form of global note representing the Notes, the (viii) resolutions of the Company’s Board of Directors and pricing committee thereof and (ix) certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on May 13, 2021 to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing the (“Good Standing Certificate”).

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON   LONDON
LOS ANGELES   MIAMI   NEW YORK   NORFOLK   RICHMOND   SAN FRANCISCO   THE WOODLANDS   TOKYO   TYSONS   WASHINGTON, DC
www.HuntonAK.com

Insmed Incorporated
May 13, 2021

For purposes of the opinions expressed below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.  Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.          The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.          The Notes, and the execution and delivery thereof, have been duly authorized by the Company.

3.          The Indenture, and the execution and delivery thereof, has been duly authorized by the Company.

4.          The Conversion Shares have been duly authorized by the Company and, when issued upon conversion in accordance with the terms of the Indenture and the Notes, will be validly issued, fully paid and nonassessable.

Insmed Incorporated
May 13, 2021

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We hereby consent to (i) the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof, (ii) the incorporation by reference of this opinion letter into the Registration Statement and (iii) the reference to our firm under the heading “Legal Matters” in the Registration Statement and the Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP